                                                                  EXHIBIT 3a(ii)

                           CERTIFICATE OF AMENDMENT
                                      OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                    BELL ATLANTIC  - WASHINGTON, D.C., INC.

               UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW


       WE, THE UNDERSIGNED, Marie C. Johns and John M. Walker, being respectively the President and the Secretary of Bell Atlantic - Washington, D.C., Inc. hereby certify:

       1.(a)  The name of the Corporation is Bell Atlantic - Washington, D.C.,
              Inc.
         (b) The name under which the Corporation was formed is The Chesapeake and Potomac Telephone Company.

       2. The Certificate of Incorporation of said corporation was filed with the Department of State on the 2nd day of July, 1883.

       3. (a) The Certificate of Incorporation is amended to change the name of the corporation.
              (b) To effect the foregoing, Article I is amended to read as follows:

              The name of the corporation is Verizon Washington, DC Inc.

       4. The amendment was authorized by the written consent of the Sole Shareholder subsequent to a vote of the Board of Directors.

       IN WITNESS WHEREOF, we have signed this certificate on the 3rd day of July, 2000 and we affirm the statements contained therein as true under penalties of perjury.


                        BELL ATLANTIC  - WASHINGTON, D.C., INC.



                        By: /s/ Marie C. Johns
                           --------------------------------------
                                Marie C. Johns
                                President and Chief Executive Officer


                        By: /s/ John M. Walker
                           --------------------------------------
                                John M. Walker
                                Secretary

                          CERTIFICATE OF AMENDMENT OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                    BELL ATLANTIC  - WASHINGTON, D.C., INC.

               UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW



Legal Department
Bell Atlantic Corporation
1095 Avenue of the Americas, 38th Floor
New York, NY  10036